Exhibit 10.14

[EXECUTION COPY]

TRIBUNE EMPLOYEE STOCK OWNERSHIP PLAN

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SECTION 6		14
Investment of Employer Contributions		14
6.1	ESOP Stock Account Investments in Company Stock	14
6.2	Diversification of Investments in Company Stock	14

SECTION 7		16
Accounting		16
7.1	Participants’ Accounts	16
7.2	Loan Suspense Account	16
7.3	Accounting Dates; Special Accounting Dates; Accounting Period	16
7.4	Transfer of Shares From Loan Suspense Account to Participants’ ESOP Stock Accounts	17
7.5	Adjustment of Participants’ Accounts	17
7.6	Dividends on Company Stock	19
7.7	Investment of Cash in Trust	20
7.8	Fair Market Value of Company Stock	20
7.9	Stock Dividends, Stock Splits and Capital Reorganizations Affecting ESOP Shares	20
7.10	Allocation of Proceeds from Sale or Liquidation	22

SECTION 8		23
Contribution and Benefit Limitations		23
8.1	Contribution Limitations	23
8.2	Combining of Plans	24
8.3	Highly Compensated Employee	24

SECTION 9		26
Period of Participation		26
9.1	Settlement Date	26

SECTION 10		27
Vesting in Benefits; Forfeitures; Reinstatements		27
10.1	Fully Vested Benefits	27
10.2	Partially Vested Benefits	27
10.3	Forfeitures	27
10.4	Reinstatement	28

SECTION 11		29
Distributions Following Settlement Date		29
11.1	Manner of Distribution	29
11.2	Determination of Account Balances	29

11.3	Reinvestment of ESOP Stock Account	30
11.4	Timing of Distributions	30
11.5	Direct Rollovers	35
11.6	Designation of Beneficiary	37
11.7	Missing Participants or Beneficiaries; Delays in Determining Benefits	38
11.8	Facility of Payment	39

SECTION 12		40
Rights, Restrictions, and Options on Company Stock		40
12.1	Right of First Refusal	40
12.2	Put Option	40
12.3	Share Legend; Other Restrictions	42
12.4	Nonterminable Rights	42

SECTION 13		43
Voting and Tendering of Company Stock		43

SECTION 14		45
General Provisions		45
14.1	Interests Not Transferable	45
14.2	Absence of Guaranty	45
14.3	Employment Rights	45
14.4	Litigation by Participants or Other Persons	45
14.5	Evidence	46
14.6	Waiver of Notice	46
14.7	Controlling Law	46
14.8	Statutory References	46
14.9	Severability	46
14.10	Additional Employers	46
14.11	Action By Employers	47
14.12	Gender and Number	47
14.13	Indemnification	47
14.14	Automated Systems	47

SECTION 15		48
Restrictions as to Reversion of Trust Assets to the Employers		48

SECTION 16		50
Amendment and Termination		50
16.1	Amendment	50
16.2	Termination	50
16.3	Nonforfeitability and Distribution on Termination	50

16.4	Plan Merger, Consolidation, Etc.	51

SECTION 17		52
Administration		52
17.1	The Administrator	52
17.2	The Administrator’s General Powers, Rights, and Duties	52
17.3	Interested Administrator Member	53
17.4	Administrator Expenses	53
17.5	Uniform Rules	54
17.6	Information Required by the Administrator	54
17.7	Review of Benefit Determinations	54
17.8	Administrator’s Decision Final	54
17.9	Denial Procedure and Appeal Process	54

SECTION 18		58
Special Rules Applicable When Plan is Top-Heavy		58
18.1	Purpose and Effect	58
18.2	Top-Heavy Plan	58
18.3	Key Employee	59
18.4	Aggregated Plans	59
18.5	Minimum Employer Contribution	60
18.6	Coordination of Benefits	60

EXHIBIT 1		61
Tribune Employee Stock Ownership Plan		61

Index of Defined Terms

Accounting Date	16	Highly Compensated Employee	24
Accounting Period	16	Hour of Service	7
Accounts	16	Investment Income	20
Acquisition Loan	13	Key Employee	59
Administrator	2, 52	Leased Employee	4
Annual Addition	23	Limitation Year	23
Beneficiary	38	Loan Suspense Account	16
Code	46	Nonallocation Year	20
Company	1	Normal Retirement Age	26
Company Stock	13	One Year Break in Service	8
Compensation	8	Participant	3
Controlled Group Member	2	Plan	1
Deemed-Owned Shares	21	Plan Year	1
Determination Date	58	Pledge Agreement	48
Disqualified Person	20	Put Option	40
Dividend	17	Qualified Election Period	14
Effective Date	1	Qualified Participant	14
Eligible Distributee	36	Ratio Percentage Test	10
Eligible Employee	3	Related Company	2
Eligible Participant	10	Related Defined Contribution Plan	23
Eligible Retirement Plan	36	Required Commencement Date	31
Eligible Rollover Distribution	36	Right of First Refusal	40
Employee	3	Settlement Date	26
Employer	2	Special Accounting Date	16
Employer Contribution	10	Spouse	38
ERISA	46	Synthetic Equity	21
ESOP Cash Account	16	Top-Heavy Plan	58
ESOP Stock Account	16	Trust	1
Financed Shares	13	Trustee	1
Forfeiture	27	Years of Service	6

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TRIBUNE EMPLOYEE STOCK OWNERSHIP PLAN

SECTION 1

Background of Plan

1.1          History and Purpose

Tribune Company, a Delaware corporation (the “Company”) hereby establishes the Tribune Employee Stock Ownership Plan (the “Plan”), to enable eligible Employees to acquire stock ownership interests in the Company by investing primarily in Company Stock.  The Plan is intended to be a qualified employee benefit plan under section 401(a) of the Code and an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, and all interpretations of the Plan shall be consistent with that intent.  The Plan is intended to invest primarily in Company Stock, and is specifically permitted to invest up to 100% of its assets in Company Stock.

1.2          Effective Date; Plan Year

The Effective Date of the Plan is January 1, 2007 (the “Effective Date”).   The Plan will be administered on the basis of a plan year (the “Plan Year”) which shall be the 12-month period ending on December 31 of each year.

1.3          Trustee; Trust Agreement

Amounts contributed under the Plan are held and invested, until distributed, by the trustee (the “Trustee”) appointed by the Company acting by its Board of Directors.  The Trustee acts in accordance with the terms of a trust agreement between the Company and the Trustee, which trust agreement is known as the Tribune Employee Stock Ownership Trust (the “Trust”).  The Trust implements and forms a part of the Plan.  The provisions of and benefits under the Plan are subject to the terms and provisions of the Trust.  In the event of any conflict between the Plan and the trust agreement, the terms of the trust agreement shall control.

1.4          Plan Administration

The Plan is administered by a committee appointed by the Board of Directors of the Company (the “Administrator”) as described in Section 17.1.  Any notice or document required to be given to or filed with the Administrator will be properly given or filed if delivered or mailed, by registered or certified mail, postage prepaid, to the Administrator, in care of the Company at its corporate headquarters.

1.5          Employers

Exhibit 1 lists the payroll codes and employee groups, and the corresponding employers, which are all Controlled Group Members, are Employers.  Any other Controlled Group Member by resolution may adopt the Plan with respect to one or more employee groups with the Company’s consent (acting through the Administrator).  The Company and any such Controlled Group Members that adopt the Plan are referred to below collectively as the “Employers” and sometimes individually as an “Employer.”  A “Controlled Group Member” means any corporation that is a member of a controlled group of corporations with the Company (within the meaning of Section 409(l)(4) of the Code).  A “Related Company” includes the Company and any corporation or other entity treated as being in a controlled group of corporations or under common control with the Company, within the meaning of Code Sections 414(b) and (c), or that is treated as being part of an affiliated service group that includes the Company within the meaning of Code Section 414(m), or that is otherwise aggregated with the Company pursuant to any regulations issued under Code Section 414(o).

SECTION 2

Eligibility and Participation

2.1          Eligibility to Participate

(a)                                  Subject to the terms and conditions of the Plan, each Eligible Employee will become a “Participant” in the Plan on the first day of the pay period following the date on which the Employee first completes a Year of Service and has attained age 21.  An “Eligible Employee” is an Employee:

(i)  who is not a member of a group or class of Employees of an Employer whose terms and conditions of employment are covered by a collective bargaining agreement, unless retirement benefits were not the subject of good faith bargaining between the Employer and a collective bargaining representative;

(ii)  who is not a Leased Employee;

(iii)  who is not a nonresident alien;

(iv)  the terms and conditions of whose employment are not governed by an employment agreement that precludes his participation in the Plan;

(v)  who does not perform services for an Employer as an employee of a personal service corporation, professional corporation or similar intervening corporate entity, regardless of whether the validity of that corporate entity is subsequently nullified by the Internal Revenue Service or any court; and

(vi)  who is a member of a group of employees to which the Plan has been extended by his Employer (Exhibit 1 lists the groups of Employers to which the Plan is extended as of the Effective Date).

(b)                                 For all purposes of the Plan, an individual shall be an “Employee” of or be “employed” by a Related Company for any Plan Year only if such individual is treated as a common law employee by the Related Company for purposes of employment taxes and wage withholding for federal income taxes.  If an individual is not considered to be an “Employee” of a Related Company in accordance with the preceding sentence for a Plan Year, a subsequent determination by the Related Company, any governmental agency or court that the individual is a common law employee of the Related Company, even if such determination is applicable to prior years, will not have a retroactive effect for purposes of eligibility to participate in the Plan.

(c)                                  Any Participant who terminates employment but is reemployed by an Employer before incurring a One Year Break in Service shall continue to participate in the Plan in the same manner as if such termination had not occurred, effective as of the date of reemployment.  Any Participant who terminates employment but is reemployed by an Employer after incurring a One Year Break in Service shall be treated as a new hire and participate in the Plan only after again satisfying the requirements of this Section.

2.2          Participation Not Guarantee of Employment

Participation in the Plan does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of the Employers nor any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the terms of the Plan.

2.3          Leased Employees

A “Leased Employee” means any person defined in Code Section 414(n), which includes any person who is not an Employee of an Employer, but who has provided services to an Employer, which services are performed under the primary direction or control of the Employer, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the Employer and a leasing organization.  If a Leased Employee is subsequently employed by an Employer, the period during which a Leased Employee performs services for the Employer shall be taken into account for purposes of Section 3.1 of the Plan.

2.4          Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).  A Participant returning to employment after serving in the uniformed services is treated as not having incurred a One Year Break In Service (as defined in subsection 3.3) during the period of qualified military service.  Each period of qualified military service is considered under the Plan to be service with the Employer for the purposes of:

(a)           determining the nonforfeitability of the Participant’s Account balances, in accordance with the provisions of Section 10 of the Plan; and

(b)           determining the Participant’s benefit allocations under Section 4.

2.5          Omission of Eligible Employee

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted, and discovery of such omission is not made until after a contribution by the Employer for the Plan Year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Company would have contributed if he or she had not been omitted.  Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

2.6          Inclusion of Ineligible Person

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included, and discovery of such incorrect inclusion is not made until after a contribution by the Company for the year has been made, the Company shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether a deduction is allowable with respect to such contribution.  In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

SECTION 3

Service & Compensation

3.1          Years of Service

The term “Years of Service” means an Employee’s or Participant’s period of service with the Employer or Controlled Group Member determined in accordance with the following:

(a)                                  An Employee shall be credited with one “Year of Service” for eligibility purposes if he or she is employed with an Employer or Controlled Group Member for a period of 12 months following the date he or she first completes an Hour of Service and completes 1,000 Hours of Service during that period.  If the Employee fails to do so, then he or she shall be credited with one “Year of Service” for eligibility purposes if he or she is employed by an Employer during the 12 months of a Plan Year and completes 1,000 Hours of Service during that period, beginning with the Plan Year including the first anniversary of the date on which the Employee first completes an Hour of Service for an Employer or Controlled Group Member.

(b)                                 For purposes of vesting under Section 10, a Participant will be credited with a Year of Service upon completing 1,000 Hours of Service during a Plan Year.

(c)                                  Years of Service shall include service performed prior to the Effective Date of the Plan and shall include service regardless of age.

(d)                                 If any former Participant is reemployed after a One Year Break in Service has occurred, Years of Service shall include Years of Service prior to his One Year Break in Service, subject to the following rules:

(i)                                     If a former Participant has a One Year Break in Service, his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with an Employer;

(ii)                                  Any former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer Contributions shall lose credits otherwise allowable under (i) above if his consecutive One Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

(iii)                               After five (5) consecutive One Year Breaks in Service, a former Participant’s vested balance of his Accounts attributable to pre-break service shall not be increased as a result of post-break service;

(iv)                              If a former Participant who has not had his Years of Service before a One Year Break in Service disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with an Employer, he shall participate in the Plan retroactively from his date of reemployment;

(v)                                 If a former Participant who has not had his Years of Service before a One Year Break in Service disregarded pursuant to (ii) above completes a Year of Service (a One Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

3.2          Hour of Service

Subject to the following provisions of this Section, the term “Hour of Service” means, with respect to any Employee, (1) each hour for which the Employee is directly or indirectly paid or entitled to payment by an Employer for the performance of duties; (2) each hour for which the Employee is directly or indirectly paid or entitled to payment by an Employer for reasons other than the performance of duties (such as vacation, holiday, sickness, jury duty, disability, lay-off, military duty or leave of absence); and (3) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer.  These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.  The same Hours of Service shall not be credit both under (1) or (2), as the case may be, and under (3).  All Hours of Service shall be determined and credited in accordance with Department of Labor Reg. Sec. 2530.200b-2.

An Employee or Participant shall not be credited with more than 501 Hours of Service for any single continuous period during which he performs no duties for an Employer.  Payments considered for purposes of the foregoing shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws.

3.3          One Year Break in Service

The term “One Year Break in Service” means any Plan Year during which an Employee or a Participant does not complete more than 500 Hours of Service.

To the extent necessary to avoid a One Year Break in Service and to the extent Hours of Service are not otherwise credited as provided in Section 3.2, an Employee or Participant shall be credited with up to 501 Hours of Service during a Plan Year on account of an absence during such Plan Year due to:

(a)                                  the pregnancy of the Employee or Participant;

(b)                                 the birth of a child of the Employee or Participant;

(c)                                  the placement of a child with the Employee or Participant in connection with the adoption of such child by such Employee or Participant; and

(d)                                 caring for such child for a period beginning immediately following such birth or placement.

3.4          Compensation

Except as otherwise provided below, a Participant’s “Compensation” for a Plan Year means the base salary, wages and commissions paid by his Employer for personal services, excluding the following:  bonuses; overtime pay; shift differential amounts; deferred compensation; severance pay; accrued vacation pay paid in a lump sum after the Employee has terminated employment; incentive pay or incentive commissions; amounts attributable to the grant or exercise of stock options, the grant of restricted stock, the lapse of restrictions on restricted stock, or dividends paid on restricted stock; payments from or contributions to any employee benefit plan (except as specifically provided below); and special allowances (such as amounts paid to a Participant during an authorized leave of absence, moving expenses, car expenses, tuition reimbursement, meal allowances, the cost of excess group life insurance includible in taxable income, and similar items).  Compensation shall be determined prior to reduction for any contributions made on behalf of the Participant to this Plan or to any plan which is qualified under Section 125, 132(f) or 401(k) of the Internal Revenue Code.

For a Participant’s initial year of participation, Compensation shall be recognized only for the period he is a Participant.

In no event shall the amount of a Participant’s Compensation taken into account for purposes of the Plan for any Plan Year exceed the dollar limitation in effect under Code Section 401(a)(17) (as that limitation is adjusted from time to time by the Secretary of the Treasury pursuant to Code Section 401(a)(17) and which is $225,000 for the Plan Year commencing in 2007).  If this period consists of fewer than 12 months, the annual compensation limit shall be an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

SECTION 4

Employer Contributions

4.1          Employer Contributions

(a)  Timing, Form and Amount.  Subject to the conditions and limitations of the Plan, the Company, in its sole discretion, may direct the Employers to make a contribution (the “Employer Contribution”) to the Plan for any Plan Year.  Any such Employer Contribution for a Plan Year shall be made in such amount, if any, as determined by the Company prior to the end of the Plan Year or within a reasonable period of time after the end of the Plan Year, provided, however, that the Company shall direct the Employer to make Employer Contributions at least in the amount which, when combined with Dividends which may lawfully be used to make payments on an Acquisition Loan, is sufficient to meet the Plan’s obligations on all outstanding Acquisition Loans. Employer Contributions shall be made in cash or in Company Stock (in the discretion of the Company) as of the last day of the Plan Year.  Employer Contributions may also be made in the form of forgiveness of any indebtedness owing by the Plan to an Employer, or by an Employer’s payment of indebtedness owing by the Plan to any third party.

(b)  Allocation of Employer Contributions — General Rule.  An “Eligible Participant” for a Plan Year is a Participant (1) who completes 1,000 Hours of Service during the Plan Year and who is actively employed by an Employer on the last day of the Plan Year, or (2) who terminated employment with the Related Companies due to retirement, disability, or death as described in Section 9.1(a), (b), or (c) during the Plan Year.  Except as otherwise provided herein, Employer Contributions for a Plan Year shall be allocated to the ESOP Stock Account or ESOP Cash Account, as applicable, of each Eligible Participant in the proportion that such Eligible Participant’s Compensation for the Plan Year bears to the total Compensation of all Eligible Participants for such Plan Year.

(c)  Allocation of Employer Contributions — Special Rules.

(1)  If in any Plan Year, as a result of excluding from the allocation for such year Participants with less than 1,000 Hours of Service or who are not employed on the last day of the Plan Year as described in paragraph (b), the Plan would fail to qualify under section 401(a)(3) of the Code due to failure to comply with the “Ratio Percentage Test” described below, then for such Plan Year a number of Participants as determined in the following sentence shall be treated as Eligible Participants, to the extent necessary to satisfy such Ratio Percentage Test, and the allocation of Employer Contributions shall be recomputed accordingly.  The number of such Participants who were not otherwise Eligible Participants who shall become Eligible Participants shall be the minimum number of Participants as are necessary to permit the Plan to satisfy the Ratio Percentage Test, and the specific Participants who shall become Eligible Participants under the terms of this paragraph shall be those Participants who were employed by an Employer on the last day of the Plan Year and who completed the greatest number of Hours of Service in the Plan Year.  If, after including all Participants described in the preceding sentence as Eligible Participants, the Plan still fails to satisfy the Ratio Percentage Test, then Participants who were not employed by an Employer on the last day of the Plan Year shall be included, in the order of those who completed the greatest number of Hours of Service during the Plan Year.  In the event more than one Employee has completed a specific number of Hours of Service, all such Employees shall be Eligible Participants if any one of them would be so eligible.  The plan shall be deemed to comply with the Ratio Percentage Test if the percentage of non-Highly Compensated Employees benefiting under the Plan for a Plan Year is at least 70% of the percentage of Highly Compensated Employees benefiting under the Plan.  Employees who are nonresident aliens, who are under age 21, or who do not have a Year of Service for eligibility purposes, or who were not employed by an Employer on the last day of the Plan Year and who had less than 500 Hours of Service during the Plan Year shall be excluded from this computation.  For this purpose, an Employee shall be considered to benefit under the Plan for a Plan Year if he or she receives an allocation of Employer Contributions for that Plan Year.

(2)  If, for any Plan Year, it is necessary to rely on the special rules of Section 415(c)(6) of the Code to permit the Plan to comply with the limitations of Section 415 of the Code for that year, and more than one third of the Employer Contributions for such Plan Year would be allocated in accordance with this section to the accounts of Highly Compensated Employees, then the following procedure shall be utilized instead of the procedure in paragraph (b): (1) exactly one third of the Employer Contributions shall be allocated to the accounts of the Highly Compensated Employees who are Eligible Participants, pro rata on the basis of such Eligible Participants’ Compensation for such Plan Year; (2) the remaining Employer Contributions shall be allocated to the accounts of the non-Highly Compensated Employees who are Eligible Participants, pro rata on the basis of such Eligible Participants’ Compensation for such Plan Year.

(d)  No Participant Contributions.  No contributions, including rollover contributions, will be permitted by Employees or Participants.

4.2          Due Date for Employer Contributions

Any Employer Contributions for a Plan Year shall be due on the last day of the Plan Year and, if not paid by the end of that Plan Year, shall be payable to the Trustee as soon as practicable thereafter, without interest, but not later than the time prescribed by law for filing the Company’s Federal income tax return for such Plan Year, including extensions thereof.

4.3          Payment of Acquisition Loans

For each Accounting Period during which an Acquisition Loan is outstanding, the Trustee shall use any Employer Contributions made for such Accounting Period pursuant to Section 4.1 to make principal and interest payments then due on the Acquisition Loan or loans outstanding at the end of such Accounting Period.  Each such payment by the Trustee will release shares of Company Stock from the Loan Suspense Account of the Trust.  Except as provided in Section 7.6, Company Stock that is so released will be allocated to Participants’ ESOP Stock Accounts as provided in Section 4.1.  If no Acquisition Loan is outstanding at the end of an Accounting Period, the Trustee shall invest the contributions made for such Accounting Period as directed by the Administrator, in accordance with the provisions of Section 6.1.

4.4          Individual Employer’s Share of Employer Contributions; Limitations on Employers’ Contributions

The Company shall determine each Employer’s share of Employer Contributions to be made pursuant to Section 4.1.  The certificate of the Company as to the correctness of any amounts or calculations relating to the Employers’ contributions under the Plan shall be conclusive on all persons.

SECTION 5

Company Stock; Acquisition Loans

5.1          Company Stock

For purposes of the Plan, the term “Company Stock” shall mean common stock issued by a Controlled Group Member  that is readily tradable on an established securities market; provided, however, if no Controlled Group Member’s common stock is readily tradable on an established securities market, the term “Company Stock” shall mean common stock issued by a Controlled Group Member having a combination of voting power and Dividend rights equal to or in excess of:  (a) that class of common stock of the Controlled Group Members having the greatest voting power and (b) that class of common stock of the Controlled Group Members having the greatest Dividend rights.  Non-callable preferred stock shall be treated as Company Stock for purposes of the Plan if such stock is convertible at any time into stock that is readily tradable on an established securities market (or, if applicable, that meets the requirements of (a) and (b) next above) and if such conversion is at a conversion price that, as of the date of the acquisition by the Plan, is reasonable.  For purposes of the immediately preceding sentence, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion that meets the requirements of the immediately preceding sentence.  Company Stock shall be held under the Trust only if such stock satisfies the requirements of Section 407(d)(5) of ERISA.

5.2          Acquisition Loans

An “Acquisition Loan” means the issuance of notes, a series of notes or other installment obligations incurred by the Trustee, in accordance with the Trust, in connection with the purchase of Company Stock.  The term “Financed Shares” means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan.  The terms of each Acquisition Loan shall meet the applicable requirements of Treasury Regulations Section 54.4975-7(b), including the requirements:  (a) that the loan bear a reasonable rate of interest, be for a definite period (rather than payable on demand), and be without recourse against the Plan, and (b) that the only assets of the Plan that may be given as collateral are Financed Shares purchased with the proceeds of that loan or with the proceeds of a prior Acquisition Loan.

SECTION 6

Investment of Employer Contributions

6.1          ESOP Stock Account Investments in Company Stock

Employer Contributions that are used to repay an Acquisition Loan shall be invested in Company Stock through the release of Financed Shares and the crediting of such shares to Participants’ Accounts (as described in Sections 7.4, 7.5 and 7.6).  If an Acquisition Loan is not outstanding, the Administrator may direct the Trustee to invest the Employer Contributions in Company Stock.

6.2          Diversification of Investments in Company Stock

Pursuant to rules established by the Administrator, Active Participants may elect to diversify portions of their ESOP Stock Accounts, subject to the following:

(a)                                  Each Active Participant who has attained age 55 years and has at least ten years of participation in the Plan (a “Qualified Participant”) may elect during each of the Participant’s Qualified Election Periods to diversify up to twenty-five percent (fifty percent in the case of the Participant’s last Qualified Election Period) of the number of shares of Company Stock in the Qualified Participant’s ESOP Stock Account eligible for diversification (as described in paragraph (b) next below), by receiving a cash distribution of the applicable amount.

(b)                                 The portion of a Qualified Participant’s ESOP Stock Account balance subject to diversification shall equal twenty-five percent (fifty percent in the case of the Qualified Participant’s last year of the Qualified Election Period) of the total number of shares of Company Stock allocated to the Participant’s ESOP Stock Account (including shares that the Participant previously elected to diversify pursuant to this Section), less the number of such shares previously diversified pursuant to the Qualified Participant’s election under this Section.

(c)                                  For purposes of this Section, a “Qualified Election Period” means:  (i) the ninety-day period immediately following the last day of the first Plan Year in which the Participant becomes a Qualified Participant, and (ii) the ninety-day period immediately following the last day of each of the five Plan Years immediately following the first Plan Year in which the Participant becomes a Qualified Participant.  Any election made in accordance with the provisions of paragraph (a) next above with respect to any Qualified Election Period shall be given effect within ninety days after the end of that Qualified Election Period.

(d)                                 The provisions of this Section shall not apply to any Participant if the value of the Participant’s ESOP Stock Account (determined as of the regular Accounting Date immediately preceding the first day on which the Participant would otherwise be entitled to make an election under this Section) is $500 or less.

SECTION 7

Accounting

7.1          Participants’ Accounts

The Administrator shall maintain or cause to be maintained under the Plan the following accounts in the name of each Participant (to the extent applicable):

(a)                                  ESOP Stock Account.  An “ESOP Stock Account” to reflect shares of Company Stock allocated to such Participant.

(b)                                 ESOP Cash Account.  An “ESOP Cash Account” to reflect assets other than Company Stock allocated to such Participant.

In addition to the accounts described above, the Administrator may maintain such other accounts and subaccounts in the names of Participants or otherwise as the Administrator may consider necessary or advisable.  Collectively, all accounts and subaccounts maintained for a Participant are referred to as the Participant’s “Accounts.”

The Administrator may establish such nondiscriminatory rules and procedures relating to the maintenance, adjustment and liquidation of Participants’ Accounts as the Administrator may consider necessary or advisable.

7.2          Loan Suspense Account

The Administrator shall maintain or cause to be maintained in the Trust a “Loan Suspense Account” to reflect the Financed Shares acquired by the Trustee with the proceeds of an Acquisition Loan, if any, prior to the transfer of such Financed Shares to the Participants’ ESOP Stock Accounts, any Dividends attributable to such shares or transferred to the Loan Suspense Account pursuant to Section 7.5, and any Investment Income attributable to such Dividends.

7.3          Accounting Dates; Special Accounting Dates; Accounting Period

The last day of each Plan Year shall be the “Accounting Date.”  Participants’ Accounts shall be adjusted on the Accounting Date.  A “Special Accounting Date” is any date designated as such by the Administrator or a Special Accounting Date occurring under Section 16.3.  The term “Accounting Date” includes an annual Accounting Date and a Special Accounting Date.  Any references to an “Accounting Period” ending on an Accounting Date shall mean the period since the next preceding regular Accounting Date.

7.4          Transfer of Shares From Loan Suspense Account to Participants’ ESOP Stock Accounts

At the direction of the Administrator, the Trustee shall use the following to repay an Acquisition Loan:

(a)                                  Employer Contributions under Section 4.1 and any investment income attributable to such contributions; and

(b)                                 Cash Dividends paid on shares of Company Stock, as provided in Sections 7.5 and 7.6, and any investment income attributable to such Dividends.

The repayment of an Acquisition Loan shall cause a release of shares of Company Stock from the Loan Suspense Account to the Participants’ ESOP Stock Accounts in accordance with Sections 7.5 and 7.6 as of each applicable Accounting Date.  The number of shares to be released shall be determined by multiplying the number of shares in the Loan Suspense Account by a fraction, the numerator of which is the principal and interest payments during the applicable Accounting Period and the denominator of which is the sum of the numerator plus the total projected principal and interest payments during the remainder of the term of the Acquisition Loan.

7.5          Adjustment of Participants’ Accounts

Participants’ Accounts shall be adjusted as follows:

(a)                                  Repayments of Acquisition Loans and Purchases of Company Stock.  For each Accounting Period, Financed Shares that are released from the Loan Suspense Account in accordance with Section 7.4 as a result of the use of Employer Contributions to make payments on an Acquisition Loan shall be credited to the Participants’ ESOP Stock Accounts in accordance with the provisions of Section 4.1(b).  For each Accounting Period, Employer Contributions in cash shall be credited as of the applicable Accounting Date to the Participants’ ESOP Cash Accounts as in accordance with the provisions of Section 4.1.  Upon the purchase of Company Stock with such cash, an appropriate number of shares of Company Stock shall be credited to the Participant’s ESOP Stock Account, as appropriate, and the Participant’s ESOP Cash Account shall be charged by the amount of the cash used to buy such Company Stock.  At all times cash in Participants’ ESOP Cash Account may be used to purchase Company Stock from any source.

(b)                                 Dividends.  The term “Dividend” shall include both dividends as described in Code Section 316 and all distributions made with respect to the shares of stock of an S corporation.  Subject to the provisions of

Section 7.6, cash Dividends on shares of Company Stock in the Loan Suspense Account shall be used to repay the outstanding Acquisition Loan incurred in connection with the acquisition of such shares, and the released shares shall be credited to the Participants’ ESOP Stock Accounts, in accordance with the provisions of Section 7.6.  Subject to the provisions of Section 7.6, the Administrator shall credit to the Participants’ ESOP Cash Accounts any cash Dividends paid to the Trustee on shares of Company Stock held in the Participants’ ESOP Stock Accounts as of the record date. Such cash Dividends credited to the Participants’ ESOP Cash Accounts may, to the extent permitted by law, be applied to the repayment of the Acquisition Loan incurred in connection with the acquisition of such shares, or, as determined in the discretion of the Administrator, be used to purchase shares of Company Stock, or be paid to the Participants as described in Section 7.6(c).  The Administrator shall credit an appropriate number of shares of Company Stock to the ESOP Stock Account of such Participant, and the Participant’s ESOP Cash Account shall then be charged by the amount of cash used to repay an Acquisition Loan or used to purchase such Company Stock for the Participant’s ESOP Stock Account.

(c)                                  Employer Contributions in Shares of Company Stock.  For any Accounting Period in which the Employer Contributions are made in the form of shares of Company Stock, such stock shall be credited to the Participants’ ESOP Stock Accounts, as of the applicable Accounting Date, in accordance with the applicable provisions of Section 4.1(b).

(d)                                 Forfeitures.  As of each Accounting Date, any amounts which have been deemed Forfeitures pursuant to subsection 10.3 since the immediately prior Accounting Date shall be allocated to the Participants’ ESOP Stock Accounts and ESOP Cash Accounts, as applicable, pursuant to the allocation formula provided in subsection 4.1(b).  The terminated Participants’ Accounts from which such amounts are deemed Forfeitures shall be charged accordingly.

(e)                                  Distributions.  As of each Accounting Date, any amounts which have been distributed to Participants or their Beneficiaries shall be charged against the applicable Accounts of such Participants and Beneficiaries.

(f)                                    Appreciation, Depreciation, Etc.  As of each Accounting Date, before the allocation of any Employer Contributions under Section 4.1, any appreciation, depreciation, income, gains or losses in the fair market value of the Participants’ ESOP Cash Accounts shall be allocated among and credited to the ESOP Cash Accounts of Participants, pro rata, according to the balance of each ESOP Cash Account as of the immediately preceding Accounting Date, reduced in each case by the amount of any charge to such ESOP Cash Account since the next preceding Accounting Date.  Any gain or loss realized by the Trustee on the sale of Company Stock credited the Participants’ ESOP Stock Accounts will be allocated to the Participants’ ESOP Cash Accounts, pro rata, according to the balance of Participants’ ESOP Stock Accounts, as of the next preceding Accounting Date.  Dividends paid on Company Stock during a Plan Year will be allocated prior to the allocation of Employer Contributions for that Plan Year.

7.6          Dividends on Company Stock

The following shall apply with respect to Dividends on Company Stock:

(a)                                  Dividends Credited to ESOP Cash Accounts.  Any cash Dividends paid with respect to shares of Company Stock allocated to Participants’ ESOP Stock Accounts or held in the Loan Suspense Account may, as determined by the Administrator, be allocated among and credited to Participants’ ESOP Cash Accounts in accordance with Section 7.5(b).

(b)                                 Dividends Used to Repay Acquisition Loan.  To the extent permitted by applicable law, any cash Dividends paid with respect to Financed Shares allocated to Participants’ ESOP Stock Accounts or held in the Loan Suspense Account may (as required by applicable Acquisition Loan documentation or, if not so required, as determined in the sole discretion of the Administrator) be used to make payments on an outstanding Acquisition Loan incurred in connection with the acquisition of such shares, or to purchase additional shares of Company Stock.  Financed Shares released from the Loan Suspense Account by reason of Dividends paid with respect to such Company Stock shall be allocated to Participants’ ESOP Accounts as follows:

(i)                                     First, Financed Shares with a fair market value (determined as of the valuation coincident with or immediately preceding the Dividend declaration date) equal to the Dividends paid with respect to the Company Stock allocated to Participants’ ESOP Stock Accounts shall be allocated among and credited to the ESOP Stock Accounts of such Participants, pro rata, according to the number of shares of Company Stock held in such accounts on the Dividend declaration date; and

(ii)                                  Next, any remaining Financed Shares released from the Loan Suspense Account shall be allocated among and credited in accordance with Section 4.1 to the Participants’ ESOP Stock Accounts, as applicable.

7.7          Investment of Cash in Trust

At the direction of the Administrator, cash held in the Loan Suspense Account or Participants’ ESOP Cash Accounts under the Trust will be invested by the Trustee, to the extent practicable, in short term securities or cash equivalents having ready marketability, mutual funds or in any other investment vehicle permitted under the terms of the Trust agreement.  Investment Income resulting from such investments shall be credited to the account to which it pertains.  The term “Investment Income” means income resulting from the temporary investment of Employer Contributions in cash, cash Dividends and any other amounts.

7.8          Fair Market Value of Company Stock

For purposes of the Plan and Trust, the fair market value of Company Stock that is not readily tradable on an established securities market shall be determined, as of the last day of each Plan Year, by the Trustee after consultation with an independent appraiser, as defined in Section 401(a)(28)(C) of the Code, in accordance with the terms of the Trust and the provisions of Section 3(18) of ERISA.

7.9          Stock Dividends, Stock Splits and Capital Reorganizations Affecting ESOP Shares

Shares of Company Stock received by the Trustee that are attributable to stock dividends, stock splits or to any reorganization or recapitalization of the Company shall be credited to the Loan Suspense Account, if attributable to shares held in that account, or shall be credited to the Participants’ ESOP Stock Accounts if attributable to shares held in such  Accounts, so that the interests of Participants immediately after any such stock dividend, split, reorganization or recapitalization are the same as such interests immediately before such event.

For any period in which the Company is an S-corporation, no allocation of Company Stock (or other assets in lieu of such Stock) may be made to any “Disqualified Person” (as defined below) during any “Nonallocation Year” (as defined below) or if such allocation would result in a Nonallocation Year.

For purposes of this Section, the following definitions shall apply:

(1)           A “Nonallocation Year” shall mean a Plan Year during which, at any time, more than 50% of the outstanding stock of the Company is held by Disqualified Persons.  Synthetic Equity held by Disqualified Persons (but not by others) and all other Deemed-Owned Shares held by a Disqualified Person shall be included in the determination of whether there is a Nonallocation Year.  The ownership attribution rules of Code Section 318(a) shall apply for this purpose, except that the family members as described in Code Section 318(a)(1) shall include all of (1) the person’s spouse, (2) the ancestors and lineal descendants of the person and the person’s spouse, (3) siblings of the person and the person’s spouse, and lineal descendants of such siblings, and (4) the spouse of any person described in (2) or (3).

(2)           A “Disqualified Person” shall mean any person if (1) the aggregate  number of Deemed-Owned Shares of such person and members of such person’s family (as described in preceding paragraph) exceeds 20% of all of the Deemed-Owned Shares of the Company, or (2) the aggregate number of Deemed-Owned Shares of such person exceeds 10% of the Deemed-Owned Shares of the Company.

(3)           “Deemed-Owned Shares” shall mean (1) shares of Company Stock allocated to a person’s Account; plus (2) a proportion of all of the unallocated shares of Company Stock held under the Plan equal to the proportion of Company Stock allocated to the person during the preceding Plan Year; plus (3) Synthetic Equity held by such person.

(4)           “Synthetic Equity” shall mean any stock option, warrant, restricted stock, deferred issuance stock right, or similar right to acquire stock from the Company in the future.  Synthetic Equity shall also include the value at any time of any stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value (or appreciation in value) of Company Stock, divided by the most recently determined fair market value of a share of Company Stock.  The amount of nonqualified deferred compensation that a person is entitled to receive shall also be treated as a number of shares of Synthetic Equity equal to the value of the deferred compensation (determined as of the last day of each Plan Year) divided by the fair market value per share of Company Stock as of such date.  The number of Synthetic Equity shares owned by a person for purposes of determining whether the person is a Disqualified Person or whether a Nonallocation Year has occurred shall be multiplied by a fraction, the numerator of which is the number of shares of outstanding stock of the Company held by the Trust (and any other tax-exempt entity), and the denominator of which is all outstanding shares of stock of the Company.

To the extent necessary to avoid a Nonallocation Year and to prevent a violation of Code Section 409(p), the Administrator may take either of the following actions as it determines in a uniform and nondiscriminatory manner:

(i)            Company Stock in an amount sufficient to prevent a Nonallocation Year shall remain a part of the Plan but shall be deemed to be held by a separate profit sharing plan and not governed by the ESOP features of the Plan; provided however, that any applicable non-lapse provisions of the ESOP features shall apply to such reclassified contributions; or

(ii)           To the extent permitted by law, the Administrator may adjust the mix of assets in Participants’ Accounts to prevent the occurrence of a Nonallocation Year, by removing Company Stock from the accounts of Disqualified Persons and replacing it with other assets of identical value taken from the Accounts of Active Participants who are not Disqualified Persons, subject to the requirements that:  (i) no such action may diminish the overall value of any Participant’s Accounts, (ii) each Participant shall continue to have the right to receive distribution of his entire Account balance in the form of Company Stock to the extent otherwise permitted hereunder, and (iii) the Accounts of each Active Participant who is not a Disqualified Person shall be adjusted in the same proportionate manner as the Accounts of all other Active Participants who are not Disqualified Persons.

The Plan intends to comply with Code Section 409(p) and the terms and operation of this Section shall be interpreted in a manner consistent with Code Section 409(p) and Treas. Reg. Section 1.409(p)-1T.

7.10        Allocation of Proceeds from Sale or Liquidation

(a)                                Proceeds with respect to Company Stock allocated to Participants’ ESOP Stock Accounts as a result of sale or redemption of Company Stock or of distributions from liquidation of the Company resulting from sale or other disposition of substantially all of the Company’s assets shall be allocated in the Plan Year in which such proceeds are received by the Trust.

(b)                                 Proceeds with respect to Company Stock held in the Loan Suspense Account as a result of sale or redemption of Company Stock or of distributions from liquidation of the Company resulting from sale or other disposition of substantially all of the Company’s assets shall be first applied to repayment of any outstanding Acquisition Loan with respect to such Company Stock in the Plan Year in which such proceeds are received by the Trust, any remaining proceeds shall be allocated in the Plan Year received by the Trust to the Participants’ Accounts pro rata based on the Participant’s ESOP Stock Account balances.

SECTION 8

Contribution and Benefit Limitations

8.1          Contribution Limitations

The Annual Addition to a Participant’s Accounts for a Limitation Year shall not exceed the lesser of the amount specified under Section 415(c)(1)(A) of the Code, as adjusted from time to time pursuant to Section 415(d)(1)(C) of the Code, which amount is $45,000 for the Plan Year ending in 2007, or one hundred percent of the Participant’s Compensation for that Limitation Year.

(a)                     Definitions

The term “Limitation Year” means the Plan Year.

The term “Annual Addition” for any Limitation Year means the total amount of Employer Contributions, voluntary Employee contributions and forfeitures allocated to the Accounts of a Participant under this Plan and any Related Defined Contribution Plan for a Plan Year, except that if no more than one-third of the Employer Contributions which are deductible under Code section 404(a)(9) are allocated to the Accounts of Highly Compensated Employees during the Plan Year, then any Employer Contributions which are applied by the Trustee to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included in computing Annual Additions.  In the event that Employer Contributions are applied to the repayment of an Acquisition Loan and shares of Company Stock are released from the Loan Suspense Account and allocated to the Participants’ ESOP Stock Accounts, each Participant’s Annual Addition for a Limitation Year based on the allocated shares of Company Stock shall be calculated as the lesser of:  (i) the amount of such Employer Contributions credited to the Participant’s Accounts, as adjusted by the preceding sentence, or (ii) the fair market value of shares of Company Stock credited to the Participant’s Accounts resulting from the application of such Employer Contributions to the repayment of the Acquisition Loan.

The term “Related Defined Contribution Plan” means any defined contribution plan (as defined in section 414(i) of the Code) maintained by the Company or a Related Company.

(b)                               Corrections.  If it is anticipated that a Participant’s Annual Addition will exceed the limitations of this Section, the Administrator shall reduce such Participant’s Annual Addition to the extent necessary to meet the above limitations. If any Employer Contributions cannot be allocated to any Participant’s Accounts by reason of this limitation, the Administrator shall, first, in a Related Defined Contribution Plan, return salary reduction contributions made by the Participant and reduce other employer contributions made for the Participant.  If after the return of all salary reduction contributions and the reduction of employer contributions in a Related Defined Contribution Plan, any Employer Contributions hereunder still cannot be allocated to a Participant’s Accounts, the Administrator shall credit such Employer Contributions to a “suspense account” pursuant to the authority and regulations of Treasury Regulation Section 1.415-6(b)(6), to the extent permitted thereby.

8.2          Combining of Plans

In applying the limitations set forth in Section 8.1, reference to this Plan shall mean this Plan and all other defined contribution plans (whether or not terminated) ever maintained by the Related Companies.  It is intended that in complying with the requirements of Section 8.2, a Participant’s benefits under this Plan shall be limited after the Participant’s benefits under any other defined contribution plan maintained by the Employers are limited.

8.3          Highly Compensated Employee

With respect to any Plan Year, a “Highly Compensated Employee” means an eligible Employee who is a highly compensated employee as defined in Section 414(q) of the Code, which includes any Employee who:

(a)                                  was at any time a 5 percent owner (as defined in Section 416(i) of the Code) of any Employer or any Related Company during the Plan Year or the preceding Plan Year; or

(b)                                 for the preceding Plan Year received compensation from an Employer or any Related Company in excess of the amount specified in Section 414(q)(1)(B)(i) of the Code, as adjusted pursuant to Section 414(q)(1) of the Code, which amount is $100,000 for the Plan Year ending in 2007, and was in the top 20 percent of Employees when ranked on the basis of Compensation paid for such preceding year.

A former Employee will be considered a Highly Compensated Employee if such former Employee was a Highly Compensated Employee either when he separated from service with the Employers, or at any time after he attained age 55.  The determination of whether an Employee is a Highly Compensated Employee will be made with reference to the definitions provided in Section 414(q) of the Code and any regulations issued by the Secretary of the Treasury thereunder (including any cost-of-living adjustments to the dollar figure above). For purposes of this Section, an Employee’s compensation for a Plan Year shall be the wages paid to the Employee within the meaning of section 3401(a) of the Code and all other payments of compensation to the Employee by an Employer for which the Employer is required to furnish the Participant a written statement, as described in Treas. Reg. § 1.415-2(d)(11)(i), but including the Employee’s elective deferral contributions made pursuant to Sections 125, 132(f)(4) and 401(k) of the Code (including income deferral contributions, if any) made under this Plan).

SECTION 9

Period of Participation

9.1          Settlement Date

A Participant’s “Settlement Date” will be the date on which his employment with the Related Companies is terminated because of the first to occur of the following events:

(a)                                  Normal Retirement.  The Participant retires or is retired from the employ of the Employers and the Related Companies on or after the date on which he attains age 65 (“Normal Retirement Age”). A Participant’s right to the balances in his Accounts shall be nonforfeitable on or after the date he attains Normal Retirement Age.

(b)                                 Disability Retirement. The Participant is retired on account of total and permanent disability when the Administrator determines a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing any gainful occupation.  This determination will be made in a nondiscriminatory manner to all Participants.  A Participant’s right to the balances in his Accounts shall be nonforfeitable on or after the date he retires due to disability.

(c)                                  Death.  The Participant’s death.

(d)                                 Resignation or Dismissal.  The Participant resigns or is dismissed from the employ of the Employers and the related companies before retirement in accordance with paragraph (a) or (b) next above.

If a Participant is transferred from employment with an Employer to employment with a Related Company that is not an Employer, then for purposes of determining when the Participant’s Settlement Date occurs under this Section, the Participant’s employment with such Related Company (or any Related Company to which the Participant is subsequently transferred) shall be considered as employment with the Employers.

SECTION 10

Vesting in Benefits; Forfeitures; Reinstatements

10.1        Fully Vested Benefits

If a Participant’s employment with an Employer or a Related Company is terminated because the Participant retires, becomes disabled, or dies, under Sections 9.1(a), (b) or (c), respectively, the balances in all of his Accounts as at the Accounting Date coincident with or next following his Settlement Date (after all adjustments required under the Plan as of that date have been made) shall be non-forfeitable and shall be distributable to him, or in the event of his death to his Beneficiary, under Section 11.1.

10.2        Partially Vested Benefits

If a Participant resigns or is dismissed from the employ of an Employer or a Related Company under Section 9.1(d), the balances in his ESOP Cash Account and ESOP Stock Account as of the Accounting Date coincident with or next following his Settlement Date (after all adjustments required under the Plan as of that date have been made) will each be reduced to a vested percentage thereof computed in accordance with the following schedule:

If the Participant’s
Number of Years of	The Vested Percentage of
Service Is:	His Account Will Be:

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

The resulting balances in his ESOP Cash Account and ESOP Stock Account will be distributable to the Participant in the time and manner provided in Sections 11.1 and 11.4.

10.3        Forfeitures

Except as provided in Section 10.4, the portion of a Participant’s Accounts that is not distributable to him on his Settlement Date by reason of the provisions of Section 10.2 shall become a “Forfeiture” on the last day of the Plan Year in which such Participant has incurred five consecutive One Year Breaks in Service.  The amount deemed as Forfeitures will be reallocated for such Plan Year in accordance with the provisions of Section 4.1(b).  Assets in the Participant’s Accounts other than Financed Shares will be forfeited before Financed Shares are forfeited.

10.4        Reinstatement

If a Participant who is not 100% vested terminates employment with the Employers and then returns to employment with an Employer prior to receiving any distribution of his Accounts and prior to incurring five consecutive One Year Breaks in Service, his Accounts shall cease to be subject to forfeiture arising from his earlier termination of employment.

If a Participant who is not 100% vested terminates employment with the Employers and receives a distribution of any portion of his Accounts prior to the occurrence of five consecutive One Year Breaks in Service, and is reemployed by an Employer prior to the occurrence of five consecutive One Year Breaks in Service, the portion of his Accounts which was not vested shall be maintained separately until he becomes 100% vested.  His vested and nonforfeitable percentage in such separate Accounts upon his subsequent termination of Service shall be equal to:

X-Y
100%-Y

For purposes of applying this formula, X is the vested percentage at the time of the subsequent termination, and Y is the vested percentage at the time of the prior termination.

SECTION 11

Distributions Following Settlement Date

11.1        Manner of Distribution

Distribution will be made in the form of whole and/or fractional shares of Company Stock, but the value of any fractional shares of Company Stock may be distributed in cash.   However, if the Company’s charter or bylaws restrict ownership of substantially all of the outstanding Company Stock to Employees and the Trust, or if the Company has elected to be taxed as an “S corporation,” the Participant’s Accounts will be distributed in cash, or if the Administrator elects, shares of Company Stock subject to a requirement that they be sold to the Company immediately upon distribution in the manner described in Section 12.2.  If the Company is an S corporation, the Administrator may deny distribution in the form of Company Stock to any person who elects direct rollover of such a distribution as described in Section 11.5.

Subject to the conditions set forth below, distribution of the balances in a Participant’s ESOP Cash Account and ESOP Stock Account will be made to, or for the benefit of, the Participant or, in the case of the Participant’s death, to or for the benefit of the Participant’s Beneficiary, as directed by the Administrator in its sole discretion, either in the form of a lump sum or, in the form of substantially equal annual installments over a period not to exceed five years.  In the event distribution is made in the form of installments, the balance in the Participant’s ESOP Stock Account and ESOP Cash Account will continue to be subject to appreciation, depreciation, income, gains, and earnings or losses pursuant to Section 7.5(e) until the final installment is paid.

Notwithstanding the foregoing, the period over which distribution of a Participant’s ESOP Stock Account may be made may be increased by one year, up to four additional years, for each $180,000 (or fraction thereof) by which the total balance of the Participant’s Accounts exceeds $915,000.  The aforementioned dollar amounts shall be subject to cost-of-living adjustments after 2007 as prescribed by the Secretary of the Treasury.

11.2        Determination of Account Balances

After a Participant’s Settlement Date has occurred and pending complete distribution of the Participant’s Account balances, the Participant’s Accounts will be held under the Plan and will be subject to adjustment under Section 7.

11.3        Reinvestment of ESOP Stock Account

As of the end of any Plan Year in which a Participant who has terminated employment with the Employers (“Inactive Participant”) has shares of Company Stock in his

ESOP Stock Account, after all allocations of Employer Contributions, Forfeitures, Dividends, and earnings have been made, the Administrator shall exchange any cash or other liquid assets held in the ESOP Cash Accounts of Participants who are actively employed by the Employers (“Active Participants”) for the shares of Company Stock held in the Inactive Participant’s ESOP Stock Account, at an exchange rate determined based on the contemporaneous appraised fair market value of Company Stock.  Such exchange shall be made pro rata based on the Active Participants’ ESOP Cash Account balances.  In the event that there is not sufficient cash or other liquid assets in the Active Participants’ ESOP Cash Accounts to exchange for all of the shares of Company Stock in the Inactive Participants’ ESOP Stock Accounts, the exchange shall be pro rata based upon the Inactive Participants’ ESOP Stock Accounts.  The purpose of this exchange is to assure that the Accounts of Active Participants are invested in Company Stock, to the maximum extent possible within the assets available to the Trust, and to assure that the Accounts of Inactive Participants are invested in assets other than Company Stock, to the maximum extent possible within the assets available to the Trust.

11.4        Timing of Distributions

Distribution of the balance of a Participant’s Accounts shall be made as follows:

(a)                                  Distribution of Accounts.  Subject to the Participant consent requirements of paragraph (c) below, distribution of a Participant’s Accounts balances shall commence as follows:

(i)                                     Distribution Upon Retirement, Disability or Death.  If a Participant retires, becomes disabled, or dies (as described in Sections 9.1(a), (b) or (c)) while in the employ of an Employer or a Related Company, distribution of the Participant’s Accounts will commence on or about the 180th day following the end of the Plan Year in which the Participant’s Settlement Date occurs.

(ii)                                  Distribution Upon Resignation or Dismissal.  If a Participant’s Settlement Date occurs under Section 9.1(d), distribution of the Participant’s Accounts will commence on or about the 180th day following the close of the Plan Year which is the earlier of (A) the fifth Plan Year following the Plan Year in which the Participant’s Settlement Date has occurred or (B) the Plan Year in which the Participant attains age 65, unless in either case the Participant is reemployed by an Employer or a Related Company before such time.  However, solely for purposes of the preceding sentence, a Participant’s Accounts shall not be deemed to include Financed Shares until the close of the Plan Year in which the Acquisition Loan relating to such

Financed Shares has been repaid in full, or if earlier the Plan Year that ends on December 31, 2017 or the Plan Year in which the Participant attains age 65 (but not before the year following the year in which the Participant’s Settlement Date occurs).

(b)                                 Distributions to Beneficiary Upon Death.  Notwithstanding the provisions of paragraph (a) above, distributions upon the death of a Participant shall be made in accordance with the requirements of paragraph (d) below.

(c)                                  Participant Consent.  Notwithstanding any other provision of this Section, if a Participant’s vested Account balances total $1,000 or more at any time at or after his Settlement Date, no portion of his Accounts may be distributed to him before he attains Normal Retirement Age without his written consent.  Failure to provide such consent within 30 days following solicitation of such consent by the Administrator shall defer the Participant’s right to receive a distribution until his attainment of Normal Retirement Age (or his death, if earlier).

(d)                                 Required Commencement Date.

(1)  Notwithstanding any contrary provision of the Plan, distribution of the Account balance of a Participant shall commence by April 1 of the calendar year next following the later of:  (i) the calendar year on which the Participant attains age 70½ or (ii) the calendar year in which the Participant’s Settlement Date occurs (“Required Commencement Date”); provided, however, that the Required Commencement Date of a Participant who is a five-percent owner (as defined in Code Section 416) of an Employer or Related Company in the calendar year in which the Participant attains age 70½ shall be April 1 of the calendar year next following the calendar year which the Participant attains age 70½.

(2)  All distributions required under this subsection will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(3)  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed in accordance with the otherwise applicable provisions of the Plan; provided, however, that in no event will such entire interest be distributed to the Designated Beneficiary later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death, unless an election is made by the Designated Beneficiary involved to receive distributions in accordance with (A) or (B) below.  Any such election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under this Subsection (d)(3), or, if applicable, by September 30 of the calendar year which contains the 5th anniversary of the Participant’s (or if applicable, Surviving Spouse’s) death.

(A)          If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)           If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)           If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)          If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Subsection (d)(3), other than Subsection (d)(3)(A), will apply as if the Surviving Spouse were the Participant.

For purposes of this Subsection and Subsections (d)(7), (d)(8), and (d)(9), unless Subsection (d)(3)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Subsection (d)(3)(D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Subsection (d)(3)(A).

(4)  Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the First Distribution Calendar Year distributions will be made in accordance with the otherwise applicable Plan provisions, subject to the requirements of Subsection (d)(5) through Subsection (d)(9) of this Section.

(5)  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)          the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in § 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)           if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in § 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(6)  Required minimum distributions will be determined under this Subsection beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(7)  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)          The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)           If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C)           If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(8)  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(9)  If elected as provided under Subsection (d)(3), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection (d)(8).  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Subsection (d)(3)(A), this Subsection (d)(9) will apply as if the surviving Spouse were the Participant.

(10)  The following definitions shall apply for purposes of this Subsection:

Designated Beneficiary:  The individual who is designated as the Beneficiary under the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and § 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

Distribution Calendar Year:  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin under Subsection (d)(3).  The required minimum distribution for the Participant’s First Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

Life Expectancy:  Life expectancy as computed by use of the Single Life Table in § 1.401(a)(9)-9 of the Treasury Regulations.

Participant’s Account Balance:  The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date.  The account balance for the Valuation Calendar year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(11)  A Participant who is not a 5 percent owner and who attains age 70-1/2 while still employed by an Employer or a Related Company may elect to receive a distribution commencing April 1 of the calendar year next following the calendar year in which he attains age 70-1/2, in installments as described in Subsection (d)(5).

(12)  Distribution shall also commence not later than the 60th day following the close of the Plan Year in which the latest of the following occurs: (1) the Participant attains Normal Retirement Age; (2) the tenth anniversary of the date on which the Participant commenced participation under this Plan; or (3) the Participant terminates employment with all Employers.

11.5        Direct Rollovers

Certain individuals who are to receive distributions under the Plan may elect that such distributions be paid in the form of a direct rollover (as described in Section 401(a)(31) of the Code and the regulations thereunder) to the Trustee or custodian of a plan eligible to accept direct rollovers, subject to the following:

(a)                                  Eligible Rollover Distribution.  A distribution may be paid in a direct rollover under this Section only if the distribution constitutes an Eligible Rollover Distribution.  An “Eligible Rollover Distribution” means distribution under the Plan to an Eligible Distributee other than:  (i) a distribution that is one of a series of substantially equal payments made annually or more frequently either over the life (or life expectancy) of the Participant or the joint lives (or life expectancies) of the Participant and his Beneficiary or over a specified period of ten years or more, (ii) a distribution required under Section 11.4(d) to meet the minimum distribution requirements of Section 401(a)(9) of the Code, (iii) a hardship distribution, or (iv) a distribution excluded from the definition of an Eligible Rollover Distribution under applicable Treasury Regulations.  Notwithstanding the immediately preceding sentence, an Eligible Rollover Distribution includes only those amounts that would be includible in the gross income of the Eligible Distributee if such amounts were not rolled over to another plan as provided under Section 402(c) of the Code.

(b)                                 Eligible Distributee.  An “Eligible Distributee” is:  (i) a Participant, (ii) a Participant’s surviving Spouse who is entitled to receive payment of the Participant’s Account balances after the Participant’s death, or (iii) the Spouse or former spouse of a Participant who is an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code).

(c)                                  Eligible Retirement Plan.  A direct rollover of an Eligible Rollover Distribution may be made to no more than one Eligible Retirement Plan.  Except as otherwise provided below, an “Eligible Retirement Plan” is:  (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (iii) an annuity plan described in Section 403(a) of the Code or an eligible plan under Section 457(b) of the Code, or (iv) a plan qualified under Section 401(a) of the Code that by its terms permits the acceptance of rollover contributions.  With respect to the surviving Spouse of a deceased Participant who is entitled to receive a distribution of the Participant’s Accounts, an “Eligible Retirement Plan” shall mean only an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract).

(d)                                 Minimum Amounts.  An Eligible Distributee may elect a direct rollover of all or a portion of an Eligible Rollover Distribution only if the total amount of the Eligible Rollover Distributions expected to be received by the Eligible Distributee during the Plan Year is $200 or more (or such lesser amount as the Administrator may establish).  An Eligible Distributee may elect payment of a portion of an Eligible Rollover Distribution as a direct rollover and may receive directly the remainder of such distribution, provided that the amount paid by direct rollover is at least $500 (or such lesser amount as the Administrator may establish).

(e)                                  Elections.  An Eligible Distributee’s election of a direct rollover pursuant to this Section must be in writing on a form designated by the Administrator and must be filed with the Administrator at such time and in such manner as the Administrator shall determine.  The Administrator shall establish such rules and procedures as it deems necessary to provide for distributions by means of direct rollover.

(f)                                    Automatic Rollovers.  Any distribution in excess of $1,000 shall be made by transferring the amount to be distributed to an individual retirement plan designated by the Administrator, unless the Participant or Beneficiary entitled to receive the distribution elects (1) to receive the distribution directly, or (2) to have the distribution paid directly to another Eligible Retirement Plan as described in this section.

11.6        Designation of Beneficiary

Each Participant may designate any person or persons (who may be designated concurrently, contingently or successively) to whom the Participant’s benefits are to be paid if the Participant dies before the Participant receives all of his benefits.  A beneficiary designation must be made on a form furnished by the Administrator for this purpose, and the Participant must sign such form.  A beneficiary designation form will be effective only when the form is filed with the Administrator while the Participant is alive and will cancel all the Participant’s beneficiary designation forms previously filed with the Administrator.

Notwithstanding the foregoing provisions of this Section and any beneficiary designation filed with the Administrator in accordance with this Section, if a Participant dies and has a surviving Spouse at the Participant’s date of death, the Account balances described in the preceding sentence shall be payable in full to the Participant’s surviving Spouse in accordance with this Section 11 (treating such surviving Spouse as the Participant’s Beneficiary), unless prior to the Participant’s death the following requirements were met:

(a)                                  The Participant elected that the Participant’s benefits under the Plan be paid to a person other than the Participant’s surviving Spouse;

(b)                                 The Participant’s Spouse consented in writing to such election;

(c)                                  The Spouse’s consent acknowledged the effect of such election and was witnessed by a notary public; and

(d)                                 Such election designates a beneficiary that may not be changed without further spousal consent, unless the Spouse executed a general written consent expressly permitting changes of the beneficiary without any requirement of further consent of the Spouse.

For purposes of the Plan, and subject to the provisions of any qualified domestic relations order (as defined in Section 414(p) of the Code), a Participant’s “Spouse” means the person to whom the Participant is legally married at the earlier of the date of the Participant’s death or the date payment of the Participant’s benefits commenced and who is living at the date of the Participant’s death.

If a deceased Participant failed to designate a Beneficiary as provided above, or if the Beneficiary dies before the Participant or before complete payment of the Participant’s benefits, the Participant’s benefits shall be distributed to the Participant’s Spouse, or if there is none, to the legal representative or representatives of the estate of the last to die of the Participant and the Participant’s Beneficiary.

The term “Beneficiary” as used in the Plan means the natural or legal person or persons designated by a Participant as the Participant’s beneficiary under the last effective beneficiary designation form filed with the Administrator under this Section and to whom the Participant’s benefits would be payable under this Section.

11.7        Missing Participants or Beneficiaries; Delays in Determining Benefits

Each Participant and each Beneficiary must file with the Administrator from time to time in writing his post office address and each change of post office address.  If a Participant dies before the Participant receives all of the Participant’s vested Account balances, the Participant’s Beneficiary must file any change in his post office address with the Administrator.  Any communication, statement or notice addressed to a Participant or Beneficiary at the last post office address filed with the Administrator, or if no address is filed with the Administrator then, in the case of a Participant, at the Participant’s last post office address as shown on the Employers’ records, will be binding on the Participant and the Participant’s Beneficiary for all purposes of the Plan.

If the amount of a Participant’s or beneficiary’s distribution cannot be determined by the date on which a distribution is to commence, or if the Participant or Beneficiary cannot be located by such date, then distribution shall commence within 60 days following the date on which the amount of the distribution can be determined or after the date on which the Trustee locates the Participant or Beneficiary.

The Employers, the Trustee, and the Administrator shall not be required to search for or locate a Participant or Beneficiary.  If the Administrator attempts to notify a Participant or Beneficiary that the Participant or Beneficiary is entitled to a payment and also attempts to notify the Participant or Beneficiary of the provisions of this Section, and the Participant or Beneficiary fails to claim his benefits or make his whereabouts known to the Administrator by the end of the third Plan Year following such attempted notification, the benefits of the Participant or Beneficiary shall be deemed a Forfeiture, and allocated among the Eligible Participants for such Plan Year in accordance with Section 4.1.  If, after such a Forfeiture has occurred, such Participant or Beneficiary later claims his benefit, the amount so forfeited (but not any subsequent earnings thereon) shall be reinstated to the Participant’s Account from the Employer Contributions and Forfeitures for the Plan Year in which such claim is made.

11.8        Facility of Payment

When a person entitled to benefits under the Plan is under legal disability, or, in the Administrator’s opinion, is in any way incapacitated so as to be unable to manage the person’s financial affairs, the Administrator may direct the Trustee to pay the benefits to such person’s legal representative.  Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

SECTION 12

Rights, Restrictions, and Options on Company Stock

12.1        Right of First Refusal

Subject to the provisions of the last sentence of this Section, shares of Company Stock while held by the Trust and when distributed to Participants shall be subject to a “Right of First Refusal.”  The Right of First Refusal shall provide that, prior to any subsequent transfer, the Trust, the Participant (or the Participant’s Beneficiary) must first make a written offer of such Company Stock to the Trust (if applicable) and to the Company at the then fair market value of such Company Stock, as determined by an “independent appraiser” (as defined in Section 401(a)(28) of the Code).  The Trust shall have the first priority to exercise the right to purchase the Company Stock, and then the Company shall have second priority to exercise the right.   A bona fide written offer from an independent prospective buyer shall be deemed to be the fair market value of such Company Stock for this purpose, unless the value per share, as determined by the independent appraiser as of the Accounting Date at the end of the immediately preceding Plan Year, is greater.  The Company and the Trust shall have a total of 14 days (from the date the offer is first received by the Company or the Trust) to exercise the Right of First Refusal on the same terms offered by the prospective buyer.  A Participant (or the Participant’s Beneficiary) entitled to a distribution of Company Stock may be required to execute an appropriate stock transfer agreement (evidencing the Right of First Refusal) prior to receiving a certificate for Company Stock.  No Right of First Refusal shall be exercisable by reason of any of the following transfers:

(a)                                  The transfer upon disposition of any such shares by any legal representative, heir or legatee, but the shares shall remain subject to the Right of First Refusal;

(b)                                 The transfer by a Participant or a Participant’s Beneficiary in accordance with the Put Option pursuant to Section 12.2; or

(c)                                  The transfer while Company Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.

12.2        Put Option

The Company shall issue a “Put Option” to each Participant (or each Participant’s Beneficiary) who receives a distribution of Company Stock if, at the time of such distribution, Company Stock is not then readily tradable on an established market, as defined in Section 409(h) of the Code and the regulations thereunder.  The Put Option shall permit the Participant (or the Participant’s Beneficiary) to sell such Company Stock at its then fair market value, as determined by the Trustee in accordance with the provisions of Section 7.8, to the Company at any time during the sixty-day period commencing on the date the Company Stock was distributed to the Participant (or the Participant’s Beneficiary), and, if not exercised within that period, the Put Option will temporarily lapse.  The Administrator, in its sole discretion, may extend the sixty-day period referred to in the immediately preceding sentence if such an extension is necessary in order for the Company Stock to be valued by an independent appraiser as of the applicable Accounting Date coincident with or immediately preceding the date the Company Stock was distributed to the recipient.  As of the annual Accounting Date coincident with or immediately preceding the Plan Year in which such temporary lapse of the Put Option occurs, the independent appraiser shall determine the value of the Company Stock in accordance with the provisions of Section 7.8, and the Administrator shall notify each distributee who did not exercise the initial Put Option prior to its temporary lapse in the preceding Plan Year of the revised value of the Company Stock.  The time during which the Put Option may be exercised shall recommence on the date such notice or revaluation is given and shall permanently terminate sixty days thereafter.  The Trustee may be permitted by the Company to purchase Company Stock put to the Company under a Put Option. Payment for Company Stock sold pursuant to a Put Option shall be made, as determined in the discretion of the Administrator, in the following forms:

(a)                                  If a Participant’s ESOP Stock Account is distributed in a total distribution (that is, a distribution within one taxable year of the balance to the credit of the Participant’s ESOP Stock Account), then payment for such Company Stock may be made with a promissory note that provides for substantially equal annual installments commencing within thirty days from the date of the exercise of the Put Option and over a period not exceeding five years, with interest payable at a reasonable rate (as determined by the Administrator) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

(b)                                 In a lump sum no later than thirty days after such Participant exercises the Put Option.

If the Company’s charter or by-laws restrict ownership of substantially all of the outstanding Company Stock to Employees and the Trust or if the Company has elected to be taxed as an “S corporation” under Code Section 1361, then shares of Company Stock distributed to or for the benefit of a Participant (or his Beneficiary) must be immediately sold to the Company in accordance with this Section and the Participant will not be entitled to the two 60-day put periods.

12.3        Share Legend; Other Restrictions

Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws and the provisions of this Section 12.

Except as otherwise provided in this Section, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement.

12.4        Nonterminable Rights

The provisions of this Section 12 are nonterminable, and shall continue to be applicable to shares of Company Stock even if the Plan ceases to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

SECTION 13

Voting and Tendering of Company Stock

The voting of Company Stock held in the Trust, and if a tender offer is made for Company Stock, the tendering of such shares, shall be subject to the provisions of ERISA and the following provisions, to the extent such provisions are not inconsistent with ERISA:

(a)                                  Allocated Shares.  For purposes of this Section, shares of Company Stock shall be deemed to be allocated and credited to a Participant’s ESOP Stock Account in an amount to be determined based on the balance in such account on the Accounting Date coincident with or next preceding the record date of any vote or tender offer.

(b)                                 Voting of Company Stock.  With respect to any corporate matter which involves the voting of Company Stock which is a registration-type class of securities, or which involves the voting of Company Stock which is not a registration type class of securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions which may be prescribed by regulation, each Participant may be entitled to direct the Trustee as to the exercise of any shareholder voting rights attributable to shares of Company Stock then allocated to his Accounts, but only to the extent required by Sections 401(a)(22) and 409(e) of the Code and the regulations thereunder. For purposes of the foregoing sentence, each Participant shall be a Named Fiduciary of the Plan as described in Section 402(a)(2) of ERISA.  The Administrator shall have the sole responsibility for determining when a corporate matter has arisen that involves the voting of Company Stock under this provision.  If a Participant is entitled to so direct the Trustee, all allocated Company Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted by the Trustee in accordance with such instructions, provided that the Trustee may vote the shares as it determines is necessary to fulfill his fiduciary duties under ERISA. The Trustee shall vote in his discretion, subject to his fiduciary duties under ERISA: (1) any shares of Company Stock held in the Loan Suspense Account; (2) any allocated shares of Company Stock as to which no voting instructions have been received; and (3) all shares of Company Stock held in the Trust on any issue not subject to Participant voting direction under this paragraph.

(c)                                  Tendering of Company Stock.  In the event of a tender offer or other offer to purchase shares of Company Stock held by the Trust, the

                                                Trustee shall tender or sell the shares in its sole discretion, subject to the fiduciary duties under ERISA.

In carrying out its responsibilities under this Section, the Trustee may rely on information furnished to it by the Administrator, including the names and current addresses of Participants, the number of shares of Company Stock allocated to their Accounts, and the number of shares of Company Stock held by the Trustee that have not yet been allocated.

SECTION 14

General Provisions

14.1        Interests Not Transferable

The interests of Participants and their beneficiaries under the Plan are not in any way subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act, may not be voluntarily or involuntarily sold, transferred, alienated or assigned.  Notwithstanding the foregoing, the Plan shall comply with any domestic relations order that, in accordance with procedures established by the Administrator, is determined to be a qualified domestic relations order (as defined in Section 414(p)(1)(A) of the Code), and shall comply with any judgment or settlement to the extent permitted by Code section 401(a)(13)(C).

14.2        Absence of Guaranty

The Administrator, the Employers, and the Trustee do not in any way guarantee the Trust from loss or depreciation.  The liability of the Administrator or the Trustee to make any payment under the Plan will be limited to the assets held by the Trustee that are available for that purpose.

14.3        Employment Rights

The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of an Employer, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

14.4        Litigation by Participants or Other Persons

To the extent permitted by law, if a legal action against the Trustee, an Employer, or the Administrator by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant’s or Beneficiary’s benefits, the cost to the Trustee, an Employer, or the Administrator of defending the action will be charged to the extent possible to the sums, if any, that were involved in the action or were payable to the Participant or Beneficiary concerned.

14.5        Evidence

Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

14.6        Waiver of Notice

Any notice required under the Plan may be waived by the person entitled to such notice.

14.7        Controlling Law

To the extent not superseded by the laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.

14.8        Statutory References

Any reference in the Plan to the Code means the Internal Revenue Code of 1986, as amended (the “Code”).  Any reference in the Plan to ERISA means the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  Any reference in the Plan to a section of the Code or ERISA or to a section of any other Federal law, shall include any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

14.9        Severability

In case any provisions of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.

14.10      Additional Employers

With the consent of the Company, any Controlled Group Member may, by filing with the Company a written instrument to that effect, become an Employer hereunder by adopting the Plan and becoming a party to the Trust agreement.

14.11      Action By Employers

Any action authorized or required to be taken by the Company or an Employer under the Plan shall be by resolution of its board of directors, by resolution of a duly authorized committee of its board of directors, or by a person or persons authorized by resolution of its board of directors or such committee.

14.12      Gender and Number

Where the context admits, words in the masculine gender include the feminine and neuter genders, the plural includes the singular, and the singular includes the plural.

14.13      Indemnification

To the extent permitted by law, any member or former member of the Administrator, any person who was, is or becomes an officer or director of the Company, an Employer, or a Related Company or any Employee of an Employer to whom the Administrator or any Employer has delegated any portion of its responsibilities under the Plan, and all employees and agents thereof, shall be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance contract or other indemnification arrangement with respect to the Plan) from and against any and all liability to which the Administrator and such other persons may be subject by reason of any act done or omitted to be done in good faith with respect to the administration of the Plan and the Trust, including all expenses reasonably incurred in their defense in the event that the Employers failed to provide such defense after having been requested in writing to do so.

14.14      Automated Systems

The Administrator, in its discretion, may authorize Participants to make various requests for information, elections and other transactions under the Plan through the use of one or more of the following methods:  (a) written communications, (b) telephonic, automated voice response system, (c) computer network, or (d) any other method designated by the Administrator.

SECTION 15

Restrictions as to Reversion of Trust Assets to the Employers

The Employers shall have no right, title or interest in the assets of the Trust, except as may be provided in a pledge agreement entered into between an Employer and the Trustee in connection with an Acquisition Loan (a “Pledge Agreement”).  No part of the assets of the Trust at any time will revert or will be repaid to the Employers, directly or indirectly, except as follows:

(a)                                  If the Internal Revenue Service initially determines that the Plan, as applied to an Employer, does not meet the requirements of a qualified plan under Section 401(a) of the Code, the assets of the Trust attributable to contributions made by the Employer under the Plan shall be returned to the Employer within one year of the date of denial of qualification of the Plan as applied to the Employer.

(b)                                 If a contribution or a portion of a contribution is made by an Employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed to the Trust by the Employer and, after having been reduced by any losses of the Trust allocable thereto, shall be returned to the Employer within one year of the date the amount is paid to the Trust.

(c)                                  Each contribution made by an Employer is conditioned upon the deductibility of such contribution as an expense for Federal income tax purposes.  If and to the extent the deduction for the contribution made by the Employer is disallowed, such contribution, or portion of such contribution, after having been reduced by any losses of the Trust allocable thereto, shall be returned to the Employer within one year of the date of disallowance of the deduction.

(d)                                 If there is a default on an Acquisition Loan, an Employer may exercise its rights under the Pledge Agreement with respect to the shares of Company Stock subject to the Pledge Agreement (including, but not limited to, the sale of pledged shares, the transfer of pledged shares to the Employer, and the registration of pledged shares in the Employer’s name).

Contributions may be returned to an Employer pursuant to paragraph (a) above only if they are conditioned upon initial qualification of the Plan as applied to that Employer and an application for determination was made by the time prescribed by law for filing the Employer’s Federal income tax return for the taxable year in which the Plan was adopted (or such later date as the Secretary of the Treasury may prescribe).  In no event may the return of a contribution pursuant to paragraph (b) or (c) above cause any Participant’s Account balances to be less than the amount of such balances had the contribution not been made under the Plan.

SECTION 16

Amendment and Termination

16.1        Amendment

While the Company expects and intends to continue the Plan, the Company reserves the right to amend the Plan from time to time by action of the Board of Directors.  Notwithstanding the foregoing:

(a)                                  An amendment may not change the duties and liabilities of the Administrator or the Trustee without the consent of the Administrator or the Trustee, whichever is applicable;

(b)                                 An amendment shall not reduce the value of a Participant’s nonforfeitable benefits accrued prior to the later of the adoption or the Effective Date of the amendment; and

(c)                                  Except as provided in Section 15, under no condition shall any amendment result in the return or repayment to the Employers of any part of the Trust or the income therefrom or result in the distribution of the Trust for the benefit of anyone other than Employees and former Employees of the Employers and any other persons entitled to benefits under the Plan.

The Administrator shall notify the Trustee of any amendment of the Plan within a reasonable period of time.

16.2        Termination

The Plan will terminate as to all Employers on any date specified by the Company.  The Plan will terminate as to an individual Employer on the date it is terminated by that Employer if thirty days’ advance written notice of the termination is given to the Administrator, the Trustee and the other Employers.

16.3        Nonforfeitability and Distribution on Termination

On termination or partial termination of the Plan, the rights of all affected Participants to benefits accrued to the date of such termination, after all adjustments then required have been made, shall be nonforfeitable.  The Administrator shall specify the date of such termination or partial termination as a Special Accounting Date.  All appropriate provisions of the Plan will continue to apply until the account balances of all such Participants have been distributed under the Plan.

16.4        Plan Merger, Consolidation, Etc.

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant’s benefits (if the Plan terminated immediately after such merger, consolidation or transfer) shall be equal to or greater than the benefits the Participant would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

SECTION 17

Administration

17.1        The Administrator

The Plan is administered by an Administrator appointed by the Company, which shall consist of one or more individuals (who may but need not be Employees of the Employers) to conduct Plan administrative functions (the “Administrator”).

17.2        The Administrator’s General Powers, Rights, and Duties

The Administrator shall have all the powers necessary and appropriate to discharge its duties under the Plan, which powers shall be exercised in the sole and absolute discretion of the Administrator, including, but not limited to, the following:

(a)                                  To construe and interpret the provisions of the Plan and to make factual determinations thereunder, including the power to determine the rights or eligibility under the Plan of Employees, Participants, or any other persons, and the amounts of their benefits (if any) under the Plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations by the Administrator shall be binding on all parties.  Benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them.

(b)                                 To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust agreement.

(c)                                  To enforce the Plan in accordance with the terms of the Plan and the Trust and in accordance with the rules and regulations the Administrator has adopted.

(d)                                 To direct the Trustee as respects payments or distributions from the Trust in accordance with the provisions of the Plan.

(e)                                  To furnish the Employers with such information as may be required by them for tax or other purposes in connection with the Plan.

(f)                                    To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the Employers) and to allocate or delegate to them such powers, rights and duties as the Administrator may consider necessary or advisable to properly carry out administration of the Plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants, actuaries or other persons, shall be in writing.

(g)                                 To appoint an investment manager as defined in section 3(38) of ERISA to manage (with power to acquire and dispose of) the assets of the Plan, which investment manager may or may not be a subsidiary of the Company, and to delegate to any such investment manager all of the powers, authorities and discretions granted to the Administrator hereunder or under the Trust agreement (including the power to delegate and the power, with prior notice to the Administrator, to appoint an investment manager), and to remove any investment manager; provided, however, that the power and authority to manage, acquire, or dispose of any asset of the Plan shall not be delegated except to an investment manager, and provided further that the acceptance by any investment manager of such appointment and delegation shall be in writing, and the Administrator shall give notice to the Trustee, in writing, of any appointment of, delegation to or removal of an investment manager.

(h)                                 Special Exercise of Trustee Discretion:  To authorize the Trustee to act without the direction of the Administrator with regard to any matter concerning the purchase, sale, or voting of Company Stock, including the financing and other matters incidental to such purchase or sale, upon the written consent of the Trustee to accept such responsibility, in which case the Administrator shall have no authority or responsibility whatsoever with regard to the matters so delegated to the Trustee.

17.3        Interested Administrator Member

If a member of the Administrator is also a Participant in the Plan, the Administrator member may not decide or determine any matter or question concerning distributions of any kind to be made to the Administrator member or the nature or mode of settlement of the Administrator member’s benefits, unless such decision or determination could be made by the Administrator member under the Plan if the Administrator member were not serving on the Administrator.

17.4        Administrator Expenses

All costs, charges and expenses reasonably incurred by the Administrator will be paid by the Company to the extent not paid from the assets of the Trust.  No compensation will be paid to a member of the Administrator as such.

17.5        Uniform Rules

The Administrator shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.

17.6        Information Required by the Administrator

Each person entitled to benefits under the Plan shall furnish the Administrator with such documents, evidence, data or information as the Administrator considers necessary or desirable for the purpose of administering the Plan.  The Employers shall furnish the Administrator with such data and information as the Administrator may deem necessary or desirable in order to administer the Plan.  The records of the Employers as to an Employee’s or a Participant’s period of employment, Hour of Service, termination of employment and the reason therefore, leave of absence, reemployment and Compensation will be conclusive on all persons unless determined to the Administrator’s satisfaction to be incorrect.

17.7        Review of Benefit Determinations

The Administrator will provide notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan is denied, and the Administrator shall afford such Participant or Beneficiary a full and fair review of its decision if so requested.

17.8        Administrator’s Decision Final

Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Administrator made by the Administrator in good faith shall be binding on all persons.  A misstatement or other mistake of fact shall be corrected when it becomes known, and the Administrator shall make such adjustment on account thereof as it considers equitable and practicable.

17.9        Denial Procedure and Appeal Process

A Participant with an unresolved question about benefits may request a formal review of the situation in writing from the Administrator within sixty days after receiving notification of his Plan benefits.  A review decision will be made within sixty days after receipt of such request (one hundred twenty days in special circumstances) and the Participant will be informed of the decision within ninety days after receipt of such request (one hundred eighty days in special circumstances).  However, if the Participant is not informed of the decision within the period described above, the Participant may request a further review by the Administrator as described below as if he or she had received notice of an adverse decision at the end of that period.  The decision will be written in a manner setting forth the specific reasons for any denial of a benefit or benefit option, specific reference to pertinent Plan provisions on which such denial is based, a description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan’s claim review procedure. The Participant may request a further review by the

Administrator of the decision denying the claim by filing with the Administrator within sixty days after such notice has been received a written request for such review, and may review pertinent documents, and submit issues and comments in writing, within the same sixty-day period.  If such request is so filed, such review shall be made by the Administrator within sixty days after receipt of such request, unless special circumstances require an extension of time for processing in which case the review will be completed and decision rendered within one hundred twenty days.  The Participant will be given written notice of the decision which will include specific reasons for the decision, and specific references to the pertinent Plan provisions on which the decision is based, and such decision by the Administrator shall be final and shall terminate the review process.

If a Participant claims disability benefits under the ESOP, within 45 days of receiving an application for such benefits, the Committee, or its authorized representative, will provide the Participant with a written notice of its decision.  This 45-day period may be extended by 30 days if the Committee determines the extension is necessary because of circumstances outside the ESOP’s control, and the Participant is notified before the end of the 45-day period.  If before the end of the 30-day extension period, the Committee determines that additional time is necessary, the period may be extended for a second 30-day period, if the Participant is notified before the end of the first 30-day extension period and the notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision.

In the case of a denial of the Participant’s application, the written notice will contain the following:

1.               The specific reasons for the denial, with reference to the ESOP provisions upon which the denial is based;

2.               A description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

3.               An explanation of the ESOP’s claim review procedure and the time limits applicable to such procedure, including a statement of the Participant’s right to bring a civil action (under Section 502 of ERISA) after an adverse benefit determination on appeal.

If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, the Committee either will provide the specific rule, guideline, protocol or other similar criterion or the Committee will provide a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request.

A Participant may appeal an adverse benefit determination relating to a claim for disability benefits under the ESOP or contest the amount of benefits payable, by filing an appeal in writing within sixty (60) days after the date of notice of the decision with respect to the application.  If the claim was neither approved nor denied within the ninety day period provided above, then the appeal must be made within sixty (60) days after the expiration of the ninety (90) day period.  The appeal will be given full and fair review by the Committee.  The Participant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

Any review of an appeal of a denied claim that a Participant is disabled under the ESOP must meet the following standards:  the review does not afford deference to the initial adverse benefit determination; the review is conducted by an appropriate named fiduciary who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides that the appropriate named fiduciary consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgement; and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the Participant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination.

The decision on appeal will be made promptly, and not later than 45 days after the receipt of a request for review, unless special circumstances require an extension of time for processing, in which case, the special circumstances and the date by which a decision is expected to be rendered shall be communicated to the Participant in writing.  In no event will the extension exceed a period of 45 days from the end of the initial 45-day period.

The decision on review shall be in writing and shall include:

1.               The specific reasons for the denial, with reference to the ESOP provisions upon which the denial is based;

2.               A statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for disability benefits.

3.               A statement of the Participant’s right to bring a civil action (under Section 502 of ERISA) after an adverse benefit determination on appeal.

If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, the Participant will either be provided the specific rule, guideline, protocol or other similar criterion or will be provided a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request.

SECTION 18

Special Rules Applicable When Plan is Top-Heavy

18.1        Purpose and Effect

The purpose of this Section 18 is to comply with the requirements of Section 416 of the Code.  The provisions of this Section 18 are effective for each Plan Year beginning on or after the Effective Date in which the Plan is a “Top-Heavy Plan” within the meaning of Section 416(g) of the Code.

18.2        Top-Heavy Plan

In general, the Plan will be a Top-Heavy Plan for any Plan Year if, as of the “Determination Date” (that is, the last day of the preceding Plan Year), the sum of the amounts in paragraphs (a), (b) and (c) below for Key Employees exceeds sixty percent of the sum of such amounts for all Employees who are covered by this Plan or by a defined contribution plan or defined benefit plan that is aggregated with this Plan in accordance with Section 18.4:

(a)                                  The aggregate account balances of Participants under this Plan.

(b)                                 The aggregate account balances of Participants under any other defined contribution plan included under Section 18.4.

(c)                                  The present value of the cumulative accrued benefits of Participants calculated under any defined benefit plan included in Section 18.4.

In making the foregoing determination:  (i) a Participant’s account balances or cumulative accrued benefits shall be increased by the aggregate distributions, if any, made with respect to the Participant during the 1-year period (except with respect to in-service distributions, for which a 5-year period shall apply) ending on the Determination Date, including distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the aggregation group, (ii) the account balances or cumulative accrued benefits of a Participant who was previously a Key Employee, but who is no longer a Key Employee, shall be disregarded, (iii) the account balances or cumulative accrued benefits of a Beneficiary of a Participant shall be considered Accounts or accrued benefits of the Participant, (iv) the account balances or cumulative accrued benefits of a Participant who has not performed services for an Employer or a Related Company at any time during the 1-year period ending on the Determination Date shall be disregarded and (v) any rollover contribution (or similar transfer) from a plan maintained by a corporation other than an Employer under this Plan initiated by a Participant shall not be taken into account as part of the Participant’s aggregate account balances under this Plan.

18.3        Key Employee

In general, a “Key Employee” is an Employee (or a former or deceased Employee) who, at any time during the Plan Year is or was:

(a)                                  an officer of the Employer having annual compensation greater than $130,000, as adjusted from time to time by the Internal Revenue Service; provided that, for purposes of this paragraph, no more than fifty Employees of the Employer (or, if lesser, the greater of three Employees or ten percent of the Employees) shall be treated as officers;

(b)                                 a five percent or greater owner of an Employer; or

(c)                                  a one percent or greater owner of an Employer having annual compensation from the Employer of more than $150,000 (as adjusted by the Internal Revenue Service).

For purposes of this Section, a Participant’s compensation means the wages paid to a Participant within the meaning of Section 3401(a) of the Code and all other payments of compensation to the Participant by an Employer for which the Employer is required to furnish the Participant a written statement, as described in Treas. Reg. § 1.415-2(d)(11)(i), but including for such Plan Year or Accounting Period all of a Participant’s salary deferrals made during such time pursuant to an arrangement maintained by an Employer under Sections 125, 132(f) or 401(k) of the Code.

18.4        Aggregated Plans

Each other defined contribution plan and defined benefit plan maintained by an Employer that covers a Key Employee as a Participant or that is maintained by an Employer in order for a plan covering a Key Employee to satisfy Section 401(a)(4) or 410 of the Code, regardless of whether or not such plan has been terminated, shall be aggregated with this Plan in determining whether this Plan is top-heavy.  In addition, any other defined contribution or defined benefit plan of an Employer may be included if all such plans that are included, when aggregated, will not discriminate in favor of officers, shareholders or Highly Compensated Employees and will satisfy all of the applicable requirements of Sections 401(a)(4) and 410 of the Code.

18.5        Minimum Employer Contribution

Subject to the following provisions of this Section and Section 18.6, for any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contribution credited to each Participant who is not a Key Employee shall not be less than 3 percent of such Participant’s total compensation from the Employers for that year.  In no event, however, shall the total

Employer contribution credited in any year to a Participant who is not a Key Employee (expressed as a percentage of such Participant’s total compensation from the Employers) be required to exceed the maximum total Employer contribution credited in that year to a Key Employee (expressed as a percentage of such Key Employee’s total compensation from the Employers).  Contributions made by an Employer under the Plan pursuant to Participants’ income deferral authorizations shall not be deemed Employer Contributions for purposes of this Section.  Employer matching contributions (as defined in Code Section 401(m)(4)(A)) shall be taken into account for purposes of this paragraph.  The amount of minimum Employer contribution otherwise required to be allocated to any Participant for any Plan Year under this Section shall be reduced by the amount of Employer Contributions allocated to him for a Plan Year ending with or within that Plan Year under any other tax-qualified defined contribution plan maintained by an Employer.

18.6        Coordination of Benefits

For any Plan Year in which the Plan is top-heavy, in the case of a Participant who is a non-Key Employee and who is a Participant in a top-heavy tax-qualified defined benefit plan that is maintained by an Employer and that is subject to Section 416 of the Code, Section 18.6 shall not apply, and the minimum benefit to be provided to each such Participant in accordance with this Section 18 and Section 416(c) of the Code shall be the minimum annual retirement benefit to which he is entitled under such defined benefit plan in accordance with such Section 416(c), reduced by the amount of annual retirement benefit purchasable with his Plan Accounts (or portions thereof) attributable to Employer contributions under this Plan and any other tax-qualified defined contribution plan maintained by an Employer.

IN WITNESS WHEREOF, the foregoing plan is adopted by the Company, this 1st day of April, 2007.

TRIBUNE COMPANY

/s/ Dennis J. FitzSimons
By: Dennis J. FitzSimons
Its: Chairman, President and Chief Executive Officer

EXHIBIT 1

Tribune Employee Stock Ownership Plan

List of Participating Employers as of January 1, 2007

Co Code	Company Name
100	Tribune Publishing Company
101	Chicago Tribune Company
103	Chicago Tribune Press Services
104	Newspapers Readers Agency, Inc
105	Tribune Direct
106	Chicagoland Publishing Company
109	Chicago Tribune Interactive
121	Tribune Media Net
130	Sun Sentinel
131	Gold Coast Publications
132	Sun Sentinel Development
135	Forum Publishing Group, Inc.
136	TI — SFLA
140	Sentinel Communications
145	TI — Orlando
160	The Daily Press
162	Virginia Gazette, LLC
163	TI - Hampton Roads
170	Tribune Media Services
171	Tribune Interactive
172	TMS — Glens Falls
173	TMS Europe
174	Tribune Media Serv-Glendale, WI
178	Tribune Media Svcs
190	Chicagoland TV
191	Oakbrook Productions
200	Tribune Broadcasting Company
210	WPIX-TV
213	KCPQ, Inc.
215	KHCW-TV
217	WXMI
220	KTLA-TV
225	KSWB-TV

230	WGN-TV
231	WGN Cable Sales
232	Tower Distribution Company
241	WTIC-TV
242	WXIN-TV
243	KDAF-TV
244	WPMT-TV
245	KTXL-TV
246	WSFL-TV
250	WGNO/WNOL
252	WDCW-TV
255	WPHL-TV
265	KWGN-TV
270	KPLR-TV
275	KRCW-TV
285	Tribune Broadcasting News Ntwk
290	WGN-AM Radio 720
310	Tribune Entertainment Company
311	5800 Sunset Productions
500	Tribune Company
501	Tribune Information Systems
504	Tribune Finance Service Center
505	Tribune Properties
600	Los Angeles Times Commun. LLC
601	Los Angeles Times Newspapers
603	Los Angeles Times Interactive
605	Recycler Classifieds
609	California Community News
610	The Hartford Courant
611	Tribune Interactive - Hartford
613	Valumail
614	New Mass Media
620	The Morning Call, Inc.
621	Morning Call Interactive
623	Tribune Direct (ABE)
640	The Baltimore Sun
641	Interactive
642	Patuxent Publishing Company
643	Homestead Publishing Co.

660	Newsday
661	Newsday.com
662	Newsday, Inc.
663	Star Community Publishing Grp
664	DSA Community Publishing
669	Tribune NY Newspaper Holdings
670	Hoy Publications LLC
671	Hoy L.A.
672	Hoy Chicago
674	Hoy-Central
703	Metromix Central